Exhibit 99.1

Cabot Corporation Announces Planned Leadership Transition

Company Announces Retirement of President and CEO Sean Keohane and Appointment of Erica McLaughlin as Successor

BOSTON, July 30, 2026 — Cabot Corporation (NYSE: CBT) announced today that Sean Keohane has notified the Board of Directors of his decision to retire as President and Chief Executive Officer (CEO) of the Company and to step down from the Company’s Board of Directors, each effective September 30, 2026. Erica McLaughlin, Executive Vice President, Chief Financial Officer (CFO) and Head of Corporate Strategy, has been elected to succeed Keohane as President and CEO, and to serve on the Board as a member of the class of directors whose term expires at the 2029 Annual Meeting of Stockholders, both effective October 1, 2026.

Keohane will remain with the Company in an advisory capacity through the end of the 2026 calendar year to ensure a smooth transition. In connection with McLaughlin’s appointment, the Company has commenced a search process to identify a new CFO.

McLaughlin joined Cabot in 2002 and has held a broad range of senior leadership positions within the Company’s finance and strategy organizations and Reinforcement Materials business. Prior to her current role, which she has held since 2018, she was Vice President, Business Operations for Reinforcement Materials and General Manager of its tire business and Vice President of Investor Relations, positions from which she has developed a deep understanding of finance, corporate strategy and business operations. She has played a key role in shaping the company’s strategic direction, driving operational discipline, and advancing major initiatives across the portfolio. She also currently serves on the Board of Directors of Azenta Life Sciences (Nasdaq: AZTA) and on the Advisory Board of FM Global.

“Erica brings deep industry expertise and a strong understanding of Cabot’s businesses, markets and global operations. This experience, coupled with her commitment to the company’s long-term strategic priorities, positions her exceptionally well to lead Cabot,” said Board Chair Michael Morrow. “Our decision to appoint Erica as the next President and CEO reflects a thoughtful and deliberate succession planning process. Her deep knowledge of the organization and commitment to the values and culture that have been integral to Cabot’s success will provide continuity as we execute this leadership transition. We believe she brings the leadership, discipline and strategic clarity needed to lead Cabot forward and deliver on our long-term vision.”

“I am deeply honored to succeed Sean as President and CEO and lead Cabot into our next chapter,” said McLaughlin. “Having been at Cabot for close to 25 years, I know firsthand the strength of our people and our businesses. I look forward to working with the Board and our global team to build on our success, grow the company by supporting our customers with innovative chemistry solutions to advance their businesses, and create value for our stockholders.”

Keohane has had a distinguished career spanning nearly 25 years with Cabot and has served as the company’s President and CEO since 2016. During his tenure, he has led the company through a period of meaningful change; focusing the portfolio, strengthening its core businesses, developing its entry and scale up into battery materials, advancing the company’s sustainability agenda, and deepening the company’s commitment to operational and commercial excellence. Under his leadership, Cabot has delivered strong performance and generated long-term value for shareholders.

“The Board is deeply appreciative of Sean’s exceptional leadership and distinguished career at Cabot,” said Morrow. “We extend our congratulations on a well-deserved retirement. During his tenure as CEO, Sean provided strong, steady and thoughtful leadership, focusing the company’s portfolio around its core businesses and advancing new strategic long-term growth priorities. His collaborative leadership style has strengthened our organization and leadership team, leaving a strong foundation for continued success in the years ahead.”

“It has been a tremendous privilege to lead Cabot and to work alongside such a talented and dedicated global team,” said Keohane. “I am incredibly proud of what we have accomplished together and the foundation we have created. I am confident Cabot is in excellent hands under Erica’s leadership. We have worked side by side for almost my entire tenure as CEO and I have seen first-hand her strong leadership, operational discipline, and sharp strategic mind. Erica is a trusted and highly capable leader with deep knowledge of our business and a commitment to our people, the culture, and the unique heritage of this great company. I look forward to supporting a seamless transition in the months ahead.”

ABOUT CABOT CORPORATION

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com.

Forward-Looking Statements: This press release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to the planned leadership transition and expectations for future performance, growth and value creation for stockholders, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: the inherent uncertainty of management transitions and the ability of the Company to successfully execute its planned leadership transition; industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; litigation or legal proceedings; interest rates, tax rates, currency exchange controls, tariffs and fluctuations in foreign currency rates; and other risks and uncertainties described in the reports we file with the Securities and Exchange Commission (“SEC”). These factors are discussed more fully in the reports we file with the SEC, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2025, which is filed with the SEC and available at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Contact:

Vanessa Craigie

Corporate Communications

vanessa.craigie@cabotcorp.com

(617) 342-6015

Robert Rist

Investor Relations

robert.rist@cabotcorp.com

(617) 342-6374